LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                                       of
                                 EOCG MEDIA LLC
                      A Delaware Limited Liability Company

          OPERATING AGREEMENT, dated December 1, 2005, between Videolocity International, Inc. and E Oliver Capital Group LLC ("Members" or "Parties").

         FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the Parties covenant, contract and agree as follows:

                                    ARTICLE I
                     FORMATION OF LIMITED LIABILITY COMPANY

         1.1 Formation of LLC. The Parties have formed a Delaware limited liability company named EOCG Media LLC (the "LLC"). The operation of the LLC shall be governed by the terms of this Agreement and the applicable laws of the State of Delaware relating to the formation, operation and taxation of a LLC, specifically the provisions of the Delaware Limited Liability Company Act, Delaware Statutes, Title 6, Subtitle II, Chapter 18 (the "Act"). To the extent permitted by the Act, the terms and provisions of this Agreement shall control if there is a conflict between such Law and this Agreement. The Parties intend that the LLC shall be taxed as a partnership. Any provisions of this Agreement, if any, that may cause the LLC not to be taxed as a partnership shall be inoperative.

         1.2 Certificate of Organization. The members acting through an Authorized Person are filing a Certificate of Formation for record in the office of the Delaware Department of State thereby creating the LLC.

         1.3 Business. The business of the LLC shall be any and all lawful business.

         1.4 Registered Office and Registered Agent. The registered office of the LLC and the registered agent at such office shall be Corporation Service Company, 2711 Centerville Road, suite 400, Wilmington, Delaware 19808. The manager may change the registered office and/or registered agent from time to time.

         1.5 Duration. The LLC will commence business as of the date any of the Members contribute a capital investment in the LLC and will continue in perpetuity.

         1.6 Fiscal Year. The LLC's fiscal and tax year shall end December 31.

                                   ARTICLE II
                                     MEMBERS

         2.1 Initial Members. The initial Members of the LLC are:


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                  Videolocity International, Inc.
                  E Oliver Capital Group, LLC

         2.2 Additional members. New Members may be admitted only upon compliance with the provisions of this Agreement. New Members may be admitted prior to December 31, 2008 only upon the consent of both Members. Thereafter, New Members may be admitted upon the consent of E Oliver Capital Group LLC.

                                  ARTICLE III
                                   MANAGEMENT

         3.1 Management. The Members have elected to manage the LLC by hereby delegating the management of the LLC to a Manager, subject to the limitations set out in this Agreement. The Members shall elect and may remove the Manager by majority vote, and the Manager shall serve until a successor is elected by the Members. The Manager shall have the authority to take all necessary and proper actions in order to conduct the business of the LLC. The Manager may take any appropriate action on behalf of the LLC, including, but not limited to signing checks, executing leases, signing loan documents and determining the timing and total amount of distributions to the Members. The compensation to the Manager shall be in the discretion of the majority of the Members of the LLC.

         The initial Manager is Gilbert R. Armenta.

         3.2 Officers. Robert Holt shall be the Chief Executive Officer of the LLC. The Manager may, if he deems it appropriate, appoint other officers for the LLC. Any officers of the LLC shall consist of such officers or agents as may be determined from time to time by the Manager. The officers shall act in the name of the LLC and shall supervise its operation under the direction and management of the Manager and shall hold office at the pleasure of the Manager.

                                   ARTICLE IV
               CONTRIBUTIONS, PROFITS, LOSSES, AND DISTRIBUTIONS

         4.1 Contributions. The Members shall make the following contributions to the capital of the LLC.

         4.1.1 Videolocity International, Inc. Videolocity International, Inc. shall contribute, transfer and irrevocably assign to the LLC all of its intellectual property technology ("Intellectual Property Technology") which shall include (i) its Videoloicity Digital Entertainment System (DES tm) and related services, trade secrets, patents, copyrights and any other intellectual property rights, including High Speed Internet Access together with digital streaming video technology, and (ii) its existing license agreements and agreements for Video-On-Demand programming for the DES, including digital movie titles, other content and entertainment including music and gaming content). The LLC shall continue developing and licensing the Intellectual Property Technology, including the current license to E Oliver Capital Group LLC.

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         4.1.2 E Oliver Capital Group LLC. E Oliver Capital Group LLC shall contribute from time to time such funds as are necessary to operate and deploy the intellectual property technology, including necessary salaries and other operating expenses and capital expenditures of the LLC. Upon the execution of this Agreement, E Oliver Capital Group LLC will advance Videolocity International, Inc. the aggregate sum of US$______ as set forth in the 90 day budget of Videolocity International, Inc. attached hereto as Schedule 1. In addition, if distributions by the LLC to Videolocity International, Inc. are not sufficient to fund the costs of maintaining a CFO of Videolocity International, Inc. through December 31, 2007, E Oliver Capital Group LLC from time to time will advance Videolocity International, Inc. such amounts as are necessary to fund the costs of maintaining such CFO. All amounts advanced by E Oliver Capital Group LLC to Videolocity International, inc. will be recouped from distributions by the LLC to Videolocity International, Inc. as provided in Section 4.2.1 below. Attached hereto as Schedule 2 is the 180 day budget of the LLC.

         4.2 Profits and Losses. The profits and losses and all other tax attributes of the LLC shall be allocated among the Members as follows:

         4.2.1 Videolocity International, Inc. Videolocity International, Inc. shall receive (i) the technical transfer fees (the mark up over cost and installation of equipment deployed) and the first 5% of the net licensing fees derived by the LLC in licensing the Intellectual Property Technology from the current version 1 of the Intellectual Property Technology and (ii) twenty-five percent (25%) of the technical transfer fees and the first 5% of the net licensing fees derived by the LLC in licensing version 2 of the intellectual property technology currently in development. E Oliver Capital Group LLC is advancing Videolocity International, Inc. the aggregate sum of US$_______ and may advance additional amounts to Videolocity International, Inc., all of which will be first recouped from distributions by the LLC to Videolocity International, Inc. prior to Videolocity International, Inc. receiving payment and distributions. Attached hereto as Schedule 3 is a descriptions of version 1 and version 2 of the Intellectual Property Technology.

         4.2.2 E Oliver Capital Group LLC. E Oliver Capital Group LLC shall receive any remaining revenues of the LLC from the development and licensing of the Intellectual Property Technology.

         4.3 Distributions. Distributions of cash or other assets of the LLC (other than in dissolution of the LLC) shall be made no less than quarterly in the total amounts and at the times as determined by the Manager.

                                    ARTICLE V
                            VOTING; CONSENT TO ACTION

         5.1 Voting by Members. Members shall be entitled to vote on all matters which provide for a vote by the Members. Videolocity International, Inc. shall have one vote and E Oliver Capital Group LLC shall have one [sic] votes. In the event of a tie vote, the Manager shall cast the deciding vote.

         5.2 Majority Required. Except as otherwise required, a majority vote of the Members if required for any action.

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         5.3 Meetings - Written Consent. Action of the Members may be
accomplished with or without a meeting. If a meeting is held, evidence of the action shall be by Minutes or Resolution reflecting the action of the Meeting, signed by a voting majority of the Members. Action without a meeting may be evidenced by a written consent signed by a voting majority of the Members.

         5.4 Meetings. Meetings of the Members may be called by anyMember and by any Manager of the LLC.

                                   ARTICLE VI
              DUTIES AND LIMITATION OF LIABILITY MEMBERS, OFFICERS
           AND PERSONS SERVING ON ADVISORY COMMITTEES; INDEMNIFICATION

         6.1 Duties of Members; Limitation of Liability. The Members, Managers and officers shall perform their duties in good faith, in a manner they reasonably believe to be in the best interest of the LLC, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. No Member or officer shall have any liability to the LLC or any other Member by reason of being or having been a Member or officer. No Member or officer shall not be liable to the LLC or to any other Member or officer unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct, or a wrongful taking by that Member or officer.

         6.2 Members Have No Exclusive Duty to LLC. The Members shall not be required to participate in the LLC as their sole and exclusive business. Members may have other business interests and may participate in other investments or activities in addition to those relating to the LLC. Neither the LLC nor any other Member shall have any right, by virtue of this Agreement, to share or participate in another Member's business interests, investments or activities or the income or proceeds derived therefrom. No Member shall incur liability to the LLC or to any other Member by reason of participating in any such other business, investment or activity.

         6.3 Protection of Members and Officers. As used herein, the term "Protected Party" refers to the Members and officers of the Company.

         (a) To the extent that, at law or in equity, a Protected Party has duties (including fiduciary duties) and liabilities relating thereto to the LLC or to any other Protected Party, a Protected Party acting under this Agreement shall not be liable to the LLC or to any other Protected Party for good faith reliance on the provisions of this Agreement; the records of the LLC; and/or such information, opinions, reports or statements presented to the LLC by any person as to matters the Protected Party reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the LLC or any other fact pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

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         (b) The provisions of this Agreement,  to the extent that they restrict the duties and liabilities of a Protected Party to the LLC or to any other Protected Party otherwise existing at law or in equity, are agreed by the Parties hereto to replace such other duties and liabilities of such Protected Party.

         (c) Whenever this Agreement permits or requires a Protected Party to make a decision in its "discretion" or under a grant of similar authority or latitude, the Protected Party shall be entitled to consider only such interests and factors as it desires, including its own interests and shall have no duty or obligation to give any consideration to any interest of or factors affecting the LLC or any other Person.

         (d) Whenever this Agreement permits or requires a Protected Party to make a decision using a "good faith" or under another express standard, the Protected Party shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

         6.4. Indemnification and Insurance

         6.4.1 Right to Indemnification. Any person who is or was a Member or officer of the LLC and who is or may be a party to any civil action because of his/her participation in or with the LLC, and who acted in good faith and in a manner which he/she reasonably believed to be in, or not opposed to, the best interests of the LLC, shall be indemnified and held harmless by the LLC. Any person who is or was a Member or officer of the LLC and who is or may be a parto to any criminal action because of his/her participation in or with the LLC, and who acted in good faith and had reasonable cause to believe that the act or omission was lawful, shall be indemnified and held harmless by the LLC.

         6.4.2 Advancement of Expenses. Expenses (including attorney's fees) incurred by an indemnified person in defending any proceeding shall be paid in dvance of the proceeding's final disposition. Should the indemnified Member or officer ultimately be determined to not be entitled to indeminification, that Member or officer agrees to immediately repay to LLC all funds expended by the LLC on behalf of the Member or officer.

         6.4.3 Non-Exclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this section shall not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of this Agreement, contract, agreement, vote of Members or otherwise. The Members and officers are expressly authorized to adopt and enter into indemnification agreements for Members, officers and advisory committee Members.

         6.4.4 Insurance. The Members may cause the LLC to purchase and maintain insurance for the LLC, for its Members and officers, and/or on behalf of any third party or parties whom the Members might determine should be entitled to such insurance coverage.

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         6.4.5 Effect of Amendment. No amendment, repeal or modification of this
Article shall adversely affect any right hereunder with respect to any action or omission occurring prior to the date when such amendment, repeal or modification became effective. 6.5 Duties of persons Serving on Advisory Committees; Limitation of Liability; Indemnification. The Members shall have the right to form advisory committees. Persons serving on an advisory committee, whether or not a Member or officer, shall perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the LLC, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A person serving on an advisory committee shall not have any liability to the LLC or to any Member or officer for any loss or damage sustained by the LLC or any Member or officer unless the loss or damage was the result of fraud, deceit, gross negligence, willful misconduct, or a wrongful taking by such person.

                                   ARTICLE VII
                           MEMBERS INTEREST TERMINATED

         7.1 Termination of Membership. A Member's interest in the LLC shall cease upon the occurrence of one or more of the following events:

         (a) A member provided notice of withdrawal to the LLC thirty (30) days in advance of the withdrawal date. Withdrawal by a Member is not a breach of this Agreement.

         (b) A member assigns all of its interest to a qualified third party

         (c) A Member, without the consent of a majority of the Members (1) makes an assignment for the benefit of creditors; (2) files a voluntary petition in bankruptcy; (3) is adjudicated a bankrupt or insolvent; (4) files a petition or answer seeking for himself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation; (5) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in any proceeding of the nature described in this paragraph; (6) seeks consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member or of all or any substantial part of his properties; or (7) if any creditor permitted by law to do so should commence foreclosure or take any other action to seize or sell any Member's interest in the LLC.

         (d) If within one hundred twenty (120) days after the commencement of any action against a Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, the action has not been dismissed and/or has not been sonsented to by a majority of the Members.

         (e) If within ninety (90) days after the appointment, without a Member's consent or acquiescense, of a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties, said appointment is not vacated or within ninety (90) days after the expiration of any stay, the appointment is not vacated and/or has not been consented to by a majority of the Members.

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         (f) Any of the events provided in applicable code provisions that arfe not inconsistent with the dissociation events identified above.

         7.3 Effect of Dissociation. Any dissociated Member shall not be entitled to receive the fair value of his LLC interest solely by virtue of his dissociation. A dissociated Member that still owns an interest in the LLC shall be entitled to continue to receive such profits and losses, to receive such distribution or distributions, and to receive such allocations of income, gain, loss deduction, credit or similar items to which he would have been entitled if still a Member. For all other purposes, a dissociated Member shall no longer be considered a Member and shall have no rights of a Member.

         7.3 Withdrawal by E Oliver Capital Group LLC. If E Oliver Capital Group LLC at any time prior to December 31, 2012 withdraws from the LLC, all rights to the Intellectual Property Technology shall be reassigned to Videolocity International, Inc., provided that E Oliver Capital Group LLC shall continue to have a non exclusive license to utilize the Intellectual Property Technology and any new versions or improvements thereof throughout the World.

                                  ARTICLE VIII
                 RESTRICTIONS ON TRANSFERABILITY OF LLC INTEREST

         8.1 LLC Interest. The LLC interest is personal property. A Member has no interest in property owned by the LLC.

         8.2 Encumbrance. A member can encumber its LLC interest by a security interest or other form of collateral only with the consent of a majority of the other Members. Such consent shall only be given if the proceeds of the encumbrance are contributed to the LLC to respond to a cash call of the LLC.

                                   ARTICLE IX
                                   DISSOLUTION

         9.1 Termination of LLC. The LLC will be dissolved and its affairs must be wound up only upon the written consent of a majority of the Members.

         9.2 Final Distributions. Upon the winding up of the LLC, the assets must be distributed as follows (a) to the LLC creditors; (b) to Members in satisfaction of liabilities for distributions; and (c) to Members first for the return of their contributions and secondly respecting their LLC interest, in the proportions in which the Members share in profits and losses.

                                    ARTICLE X
                                   TAX MATTERS

         10.1 Capital Accounts. Capital accounts shall be maintained consistent with Internal Revenue Code ` 704 and the regulations thereunder.

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         10.2 Tax Matters Partner.  The Members hereby designate J. Reid Bingham as the "tax matters partner" for purposes of representing the LLC before the Internal Revenue Service if necessary.

         10.3 Partnership Election. The Members elect that the LLC be taxed as a partnership and not as an association taxable as a corporation.

                                   ARTICLE XI
                             RECORDS AND INFORMAION

         11.1 Records and Inspection. The LLC shall maintain at its place of business the Certification of Formation, any amendments thereto, this Agreement, and all other LLC records required to be kept by the Act, and the same shall be subject to inspection and copying at the reasonable request and the expense of, any Member.

         11.2 Obtaining Additional Information. Subject to reasonable standards, each Member may obtain from the LLC from time to time upon reasonable demand for any purpose reasonably related to the Member's interest as a Member in the LLC
(1) information regarding the state of the business and financial condition of the LLC; (2) promptly after becoming available, a copy of the LLC's federal, state, and local income tax returns for each year, and (3) other information regarding the affairs of the LLC as is just and reasonable.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

         12.1 Amendment. Except as otherwise provided in this Agreement, any amendment to this Agreement may be proposed by a Member. Unless waived by the Members, the proposing Member shall submit to the Members any such proposed amendment together with an opinion of counsel as to the legality of such amendment and the recommendation of the Member as to its adoption. A proposed amendment shall become effective at such time as it has been approved in writing by a majority of the Members. This Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver, except as otherwise provided in this Agreement.

         12.2 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

         12.3 Pronouns, etc. Reference to a Member or Manager, including by use of a pronoun shall be deemed to include masculine, feminine, singular, plural, individuals, partnerships or corporations where applicable.

         12.4 Counterparts. This instrument may be executed in any number of counterparts, each of which shall be considered an original.

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         12.5 Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the non-breaching Members may be entitled, at law or in equity, the non-breaching Members shall be entitled to injunctive relief to prevent breaches of this Agreement, and specifically, to enforce the terms and provisions of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

         12.6 Further Action. Each Member, upon the request of the LLC, agrees to perform all further acts and to execute, acknowledge and deliver any documents which may be necessary, appropriate, or desirable to carry out the provisions of this Agreement.

         12.7 Method of Notices. All written notices required or permitted by this Agreement shall be hand delivered or sent by registered or certified mail, postage prepaid, addressed to the LLC at its place of business or to a Member as set forth on the Members' signature page of this Agreement (except that any Member may from time to time give notice changing his address for that purpose), and shall be effective when personally delivered, or if mailed, on the date set forth on the receipt of registered or certified mail.

         12.8 Facsimiles. For purposes of this Agreement, any copy, facsimile, telecommunication or other reliable reproduction of a writing, transmission or signature may be substituted or used in lieu of the original writing. Transmission or signature for any and all purposes for which the original writing, transmission or signature could be used, provided that such copy, facsimile, telecommunication or reproduction shall have been confirmed received by the sending party.

         12.9 Computation of Time. In computing any period of time under this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday, or legal holiday.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

Videolocity International, Inc.

By:               /s/ Robert Holt
                  ---------------------
Name:             Robert Holt
Title:            President


E Oliver Capital Group LLC

By:               /s/ Gilbert Armenta
                  ---------------------
Name:             Gilbert Armenta
Title:            President/CEO


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